                                                   Exhibit 5(a)


                                                   AMOCO CORPORATION

                                                   200 East Randolph Drive
                                                   Post Office Box 87703
                                                   Chicago, Illinois 60680-0703

Daniel B. Pinkert                                  312-856-3025
General Attorney                                   Facsimile: 312-856-2424


July 28, 1995

Amoco Argentina Oil Company
Amoco Company
Amoco Corporation
200 East Randolph Drive
Chicago, Illinois 60601

Dear Sirs:

Amoco Argentina Oil Company, a Delaware corporation (the "Company"), proposes to issue through its branch in Argentina (the "Argentine Branch"), debt securities (the "Securities") jointly and severally guaranteed (the "Guarantees") by Amoco Company, a Delaware corporation ("Amoco Company") and by Amoco Corporation, an Indiana corporation ("Amoco"). The Securities and Guarantees are to be issued pursuant to an indenture (the "Indenture") to be entered into among the Company, Amoco Company, Amoco and The Chase Manhattan Bank, National Association, as Trustee, Co-Registrar and Principal Paying Agent, and The Chase Manhattan Bank, N.A. (Buenos Aires), as Registrar and Paying Agent, a form of which is included as an exhibit to the Registration Statement on Form S-3 filed by the Company, Amoco Company and Amoco relating to the Securities and the Guarantees (the "Registration Statement").

As counsel to the Company, Amoco Company and Amoco, I am familiar with their respective charters, by-laws, minutes of meetings of stockholders and directors, and other corporate records. I have examined the Registration Statement and the exhibits thereto. Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2. Amoco Company is a corporation duly organized and existing under the laws of the State of Delaware.

3. Amoco is a corporation duly organized and existing under the laws of the State of Indiana.

Amoco Argentina Oil Company
Amoco Company
Amoco Corporation
Page 2
July 28, 1995


4. The Company has full power and authority under the laws of the State of Delaware and under its Certificate of Incorporation (i) to incur the obligations of the Securities in accordance with and subject to the respective terms thereof and of the Indenture, and (ii) to execute and deliver, and perform its obligations under the Indenture.

5. Amoco Company has full power and authority under the laws of the State of Delaware and under its Certificate of Incorporation (i) to incur the obligations of the Guarantees in accordance with and subject to the terms thereof and of the Indenture, and (ii) to execute and deliver, and perform its obligations under the Indenture.

6. Amoco has full power and authority under the laws of the State of Indiana and under its Amended Articles of Incorporation (i) to incur the obligations of the Guarantees in accordance with and subject to the terms thereof and of the Indenture, and (ii) to execute and deliver, and perform its obligations under the Indenture.

7. When the Securities have been duly authorized and duly executed by the Company and authenticated as provided in the Indenture and when duly paid for and delivered as described in the Registration Statement and any prospectus supplement relating to such sale, the Securities will be duly authorized and valid and binding obligations of the Company in accordance with the terms thereof and of the Indenture.

8. When the Guarantees have been duly authorized and duly executed as provided in the Indenture and when the Securities on which the Guarantees are endorsed have been duly authorized and duly executed by the Company and authenticated as provided in the Indenture and duly paid for and delivered as described in the Registration Statement and any prospectus supplement relating to such sale, the Guarantees will be duly authorized and valid and binding obligations of Amoco Company and Amoco in accordance with their terms and the terms of the Indenture.

Amoco Argentina Oil Company
Amoco Company
Amoco Corporation
Page 3
July 28, 1995


The opinions set forth above are subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing. I do not express any opinion regarding Argentine law, as to which a separate opinion of the Company's special Argentine counsel is provided herewith.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Opinions" in the Registration Statement and related prospectus.

Very truly yours,


DANIEL B. PINKERT


Daniel B. Pinkert
Mail Code 2106

DBP/drm